UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2013

ENVISION HEALTHCARE CORPORATION

(Exact name of each registrant as specified in its charter)

Delaware	001-32701	20-3738384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

(303) 495-1200
(Registrant’s telephone number, including area code)

EMERGENCY MEDICAL SERVICES CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, in connection with the anticipated initial public offering of Envision Healthcare Holdings, Inc. (“Holding”), the indirect parent company of Envision Healthcare Corporation (the “Company”), Holding adopted the Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and the Envision Healthcare Holdings, Inc. Senior Executive Bonus Plan (the “Bonus Plan” and, together with the Omnibus Incentive Plan, the “Plans”).  The Plans will become effective on the date that Holding’s registration statement on Form S-1 (the “Registration Statement”) becomes effective.  Certain of the named executive officers of the Company will be eligible to participate in the Plans.  The following summary of the material terms and conditions of the Plans is qualified by reference to the full text of the Plans, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Omnibus Incentive Plan

Background.  The Omnibus Incentive Plan will be effective upon the effectiveness of the Registration Statement.  Holding will make grants of incentive compensation to directors, officers and other employees of Holding, the Company and their subsidiaries pursuant to the Omnibus Incentive Plan once it is effective.  Once the Omnibus Incentive Plan becomes effective, the Amended and Restated CDRT Holding Corporation Stock Incentive Plan (the “Stock Incentive Plan”) will terminate and Holding will make no more awards thereunder. However, awards previously granted under the Stock Incentive Plan will be unaffected by the termination of the Stock Incentive Plan.

The following are the material terms of the Omnibus Incentive Plan.

Administration. Holding’s board of directors has the authority to interpret the terms and conditions of the Omnibus Incentive Plan, to determine eligibility for and terms of awards for participants and to make all other determinations necessary or advisable for the administration of the Omnibus Incentive Plan. Holding’s board of directors has delegated its authority for the Omnibus Incentive Plan to Holding’s compensation committee (which is referred to below as the “Administrator”). To the extent consistent with applicable law, the Administrator may further delegate the ability to grant awards to Holding’s Chief Executive Officer or other officers of Holding. In addition, subcommittees may be established to the extent necessary to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligible Award Recipients. Directors, officers, other employees and consultants of Holding, the Company and their subsidiaries and employees and consultants of entities under management services agreements with EmCare, Inc. or any of its subsidiaries are eligible to receive awards under the Omnibus Incentive Plan.

Awards. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; restricted stock units; performance shares; performance units; stock appreciation rights (“SARs”); dividend equivalents; deferred share units; and other stock-based awards.

Shares Subject to the Omnibus Incentive Plan. Subject to adjustment as described below, a total of 16,708,289 shares of Holding common stock will be available for issuance under the Omnibus Incentive Plan. This figure represents approximately 10% of Holding’s anticipated outstanding common stock immediately after giving effect to Holding’s initial public offering. Shares issued under the Omnibus Incentive Plan may be authorized but unissued shares or shares reacquired by Holding. During any period that Section 162(m) is applicable to Holding, (1) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in any year is 2,500,000; (2) a participant may receive a maximum of 1,500,000 performance shares, shares of performance-based restricted stock and restricted stock units in any year; and (3) the maximum dollar value of performance units granted to a participant during any year may not exceed $5,000,000.

Any shares covered by an award, or portion of an award, granted under the Omnibus Incentive Plan that terminates, is forfeited, is repurchased, expires or lapses for any reason will again be available for the grant of awards under the Omnibus Incentive Plan. Additionally, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations pursuant to any award under the Omnibus Incentive Plan will again be available for issuance. The Omnibus Incentive Plan permits Holding to issue replacement awards to employees of companies acquired by Holding, the Company or their subsidiaries, but those replacement awards would not count against the share maximum listed above, and any forfeited replacement awards would not be eligible to be available for future grant.

Terms and Conditions of Options and Stock Appreciation Rights.  An “incentive stock option” is an option that meets the requirements of Section 422 of the Code, and a “non-qualified stock option” is an option that does not meet those requirements. A SAR is the right of a participant to a payment, in cash, shares of Holding common stock or a combination of cash and shares equal to the amount by which the market value of a share of Holding common stock exceeds the exercise price of the SAR. An option or SAR granted under the Omnibus Incentive Plan will be exercisable only to the extent that it is vested on the date of exercise. No option or SAR may be exercisable more than ten years from the grant date. The Administrator may include in the option agreement the period during which an option may be exercised following termination of employment or service. SARs may be granted to participants in tandem with options or separately. Tandem SARs will generally have substantially similar terms and conditions as the options with which they are granted.

The exercise price per share under each non-qualified option and SAR granted under the Omnibus Incentive Plan may not be less than 100% of the fair market value of Holding common stock on the option grant date. For so long as Holding common stock is listed on the NYSE, the fair market value of the common stock will be equal to the closing price of

Holding common stock on the NYSE on the option grant date. If no sales of Holding common stock were reported on the option grant date, the fair market value will be deemed equal to the closing price on the NYSE for the last preceding date on which sales of Holding common stock were reported. If Holding common stock is not listed on any stock exchange or traded in the over-the-counter market, fair market value will be as determined in good faith by the Administrator in a manner consistent with Section 409A of the Code. The Omnibus Incentive Plan prohibits repricing of options and SARs without shareholder approval.

Terms and Conditions of Restricted Stock and Restricted Stock Units. Restricted stock is an award of Holding common stock on which certain restrictions are imposed over specified periods that subject the shares to a substantial risk of forfeiture. A restricted stock unit is a unit, equivalent in value to a share of Holding common stock, credited by means of a bookkeeping entry in Holding’s books to a participant’s account, which is settled in Holding stock or cash upon or after vesting. Subject to the provisions of the Omnibus Incentive Plan, the Administrator will determine the terms and conditions of each award of restricted stock or restricted stock units, including the restricted period for all or a portion of the award, and the restrictions applicable to the award. Restricted stock and restricted stock units granted under the Omnibus Incentive Plan will vest based on a period of service specified by the Administrator or the occurrence of events specified by the Administrator.

Terms and Conditions of Performance Shares and Performance Units. A performance share is a right to receive a specified number of shares of common stock after the date of grant subject to the achievement of predetermined performance conditions. A performance unit is a unit, equivalent in value to a share of Holding common stock, that represents the right to receive a share of Holding common stock or the equivalent cash value of a share of Holding common stock if predetermined performance conditions are achieved. Vested performance units may be settled in cash, Holding stock or a combination of cash and Holding stock, at the discretion of the Administrator. Performance shares and performance units will vest based on the achievement of pre-determined performance goals established by the Administrator, and such other conditions, restrictions and contingencies as the Administrator may determine. The performance goals under the Omnibus Incentive Plan consist of the following: (a) net or operating income (before or after taxes); (b) earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (c) net income before equity in earnings of unconsolidated Subsidiary, income tax expense, loss on early debt extinguishment, interest and other (expense) income, realized gain (loss) on investments, interest expense, equity-based compensation expense, related party management fees, restructuring charges and depreciation and amortization expense and net income attributable to noncontrolling interests (“Adjusted EBITDA”), (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales and revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales and revenue); (h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (i) productivity ratios (including, but not limited to, measuring liquidity, profitability and leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l)

margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins, EBITDA margins and Adjusted EBITDA margins); (m) operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth and customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle and ratio of debt to equity or to EBITDA); (s) workforce targets (including, but not limited to, diversity goals, employee engagement or satisfaction, employee retention and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria. At any time when Section 162(m) is not applicable to Holding and the Omnibus Incentive Plan and for persons whose compensation is not subject to Section 162(m) or awards not intended to qualify as performance-based compensation under Section 162(m), performance goals may be based on such other criteria as may be determined by the Administrator.

Terms and Conditions of Deferred Share Units. A deferred share unit is a unit credited to a participant’s account in Holding’s books that represents the right to receive a share of Holding common stock or the equivalent cash value of a share of Holding common stock upon a predetermined settlement date. Deferred share units may be granted by the Administrator independent of other awards or compensation. Unless the Administrator determines otherwise, deferred share units would be fully vested when granted.

Other Stock-Based Awards. The Administrator may make other equity-based or equity-related awards not otherwise described by the terms of the Omnibus Incentive Plan, including formula grants to Holding’s non-employee directors under Holding’s director compensation program.

Dividend Equivalents. A dividend equivalent is the right to receive payments in cash or in Holding stock, based on dividends with respect to shares of Holding stock. Dividend equivalents may be granted to participants in tandem with another award or as freestanding awards.

Termination of Employment. Except as otherwise determined by the Administrator, in the event a participant’s employment terminates for any reason other than “cause” (as defined in the Omnibus Incentive Plan), all unvested awards will be forfeited and all options and SARs that are vested and exercisable will remain exercisable until the 180th day following the date of the participant’s termination of employment, in the case of death, disability or retirement at normal retirement age, or until the three month anniversary of the date of termination in the case of any other termination (or the expiration of the award’s term, whichever is earlier). In the event of a participant’s termination for cause, all unvested or unpaid awards, including all options and SARs, whether vested or unvested, will immediately be forfeited and canceled.

Other Forfeiture Provisions. A participant will be required to forfeit and disgorge any awards granted or vested and all gains earned or accrued due to the exercise of stock options or SARs or the sale of any Holding common stock to the extent required by applicable law, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act, or pursuant to such policies as to forfeiture and recoupment as may be adopted by the Administrator or Holding’s board of directors and communicated to participants.

Change in Capitalization or Other Corporate Event. The number or amount of shares of stock, other property or cash covered by outstanding awards, the number and type of shares of stock that have been authorized for issuance under the Omnibus Incentive Plan, the exercise or purchase price of each outstanding award, and the other terms and conditions of outstanding awards, will be subject to adjustment by the Administrator in the event of any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of Holding or other similar transaction affecting Holding common stock. Any such adjustment would not be considered repricing for purposes of the prohibition on repricing described above.

Effect of a Change in Control. Upon a future change in control of Holding, all outstanding awards would fully vest and be cancelled for the same per share payment made to the shareholders in the change in control (less, in the case of options and SARs, the applicable exercise or base price). The Administrator has the ability to prescribe different treatment of awards in the award agreements. In addition, awards that become vested as a result of a change in control of Holding will not be cancelled to the extent that the Administrator determines that those previously vested awards be assumed and/or replaced in the change in control with substitute awards having the same or better terms and conditions.

Senior Executive Bonus Plan

Purpose. The Bonus Plan is designed to retain and motivate selected executives who are designated as participants by Holding’s compensation committee. The Bonus Plan is designed to meet the requirements of the performance-based compensation exemption for purposes of Section 162(m), to the extent applicable.

Eligible Employees. Holding’s Chief Executive Officer, Chief Operating Officer/Chief Financial Officer, the Presidents of each of Holding’s operating divisions and any other executive officer selected by Holding’s compensation committee are eligible to participate in the Bonus Plan.

Maximum Award; Discretion. The maximum amount payable to all of Holding’s executive officers under the Bonus Plan is 4% of Adjusted EBITDA for the applicable fiscal year. Subject to this aggregate maximum limit, Holding’s compensation committee will have discretion to determine the annual incentive awards under the Bonus Plan, but it may not increase any employee’s individual award above the individual percentage allocated to the employee in respect of a fiscal year. In determining the amount of the annual incentive payments, Holding’s compensation committee will consider performance criteria related to each employee’s individual performance, the performance of each employee’s business unit, and the overall performance of Holding, as determined by Holding’s compensation committee.

Payment. Payment of awards will be made in cash as soon as practicable after Holding’s compensation committee certifies Adjusted EBITDA for the applicable performance period. Awards will be paid no later than March 15 of the year following the last fiscal year in a performance period. Generally, a participant must be employed by Holding, the Company or their subsidiaries on the date of payment in order to receive an award.

Forfeiture. The awards are subject to any clawback policies Holding may adopt.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1

Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.35 to Amendment No. 3 to the Registration Statement on Form S-1 filed by Holding on July 31, 2013)

10.2

Envision Healthcare Holdings, Inc. Senior Executive Bonus Plan (incorporated herein by reference to Exhibit 10.36 to Amendment No. 3 to the Registration Statement on Form S-1 filed by Holding on July 31, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION
(Registrant)

August 2, 2013	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary